Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of CANNABICS PHARMACEUTICALS INC. (the “Company”) on Form 10-KA for the year ending August 31 st , 2014, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Itamar Borochov, Chief Executive Officer (Principal Executive Officer) of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-KA for the year ending August 31 st , 2014 , fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Annual Report on Form 10-KA for the year ending August 31 st , 2014 , fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 23rd, 2015	By:	/s/ Itamar Borochov
Itamar Borochov Director , Chief Executive Officer
CANNABICS PHARMACEUTICALS INC.